Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN

OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY

IF PUBLICLY DISCLOSED.

THIRD AMENDMENT TO FORBEARANCE AGREEMENT

This Third Amendment to Forbearance Agreement, dated as of January 10, 2020 (this “Agreement”) is among KEY ENERGY SERVICES, INC., a Delaware corporation (the “Company”), KEY ENERGY SERVICES, LLC, a Texas limited liability company (“Key Energy LLC”, and together with the Company, collectively, “Borrowers” or “Borrower”), Lenders party to this Agreement and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), which amends that certain Forbearance Agreement, dated as of October 29, 2019, as amended by the Amendment to Forbearance Agreement, dated as of December 6, 2019, and the Second Amendment to Forbearance Agreement and Amendment No. 2 to Loan Agreement, dated as of December 20, 2019 (as amended, the “Forbearance Agreement”), by and among the Borrowers, the Administrative Agent and the Lenders.

W I T N E S S E T H:

WHEREAS, Borrowers, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Loan and Security Agreement dated as of December 15, 2016 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement or the Forbearance Agreement, as applicable);

WHEREAS, Borrowers, the Lenders and the Administrative Agent are parties to the Forbearance Agreement, pursuant to which the Lenders and the Administrative Agent agreed to forbear from exercising certain default-related rights and remedies against Borrowers and the other Obligors with respect to the Specified Defaults during the Forbearance Period;

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to amend the Forbearance Agreement to extend the Forbearance Period set forth therein; and

WHEREAS, the Lenders and the Administrative Agent are willing to agree to such amendment on terms and subject to conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.    Amendment.  Subject to the satisfaction of the conditions set forth in Section 3 hereof, Section 3(a) of the Forbearance Agreement is hereby amended by replacing the reference to “January 10, 2020” set forth therein with “January 31, 2020”.

2.    No Other Amendments or Waivers.

This Agreement, and the terms and provisions hereof, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the forbearance expressly set forth in Section 3 of the Forbearance Agreement (as amended hereby), the Loan Agreement shall remain unchanged and in full force and effect. Except as expressly set forth in Section 3 of the Forbearance

Agreement (as amended hereby), the execution, delivery, and performance of this Agreement shall not operate as a waiver of or as an amendment of, any right, power, or remedy of Administrative Agent or the Lenders under the Loan Agreement or any of the other Loan Documents as in effect prior to the date hereof, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. The agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance under the Loan Agreement or other Loan Documents, and shall not operate as a consent to any further or other matter, under the Loan Documents.

3.    Conditions Precedent.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on the date hereof:

3.1    Execution of Agreement.  Each Obligor, Administrative Agent and the Required Lenders shall have duly executed and delivered this Agreement.

3.2    Term Loan Forbearance Agreement Amendment.  Receipt by Administrative Agent of evidence reasonably satisfactory to Administrative Agent that an amendment to the Term Loan Forbearance Agreement has been entered into by all requisite parties thereto pursuant to which the forbearance period thereunder shall have been extended to January 31, 2020.

3.3    Accuracy of Representations and Warranties.  All representations and warranties contained in Section 4 hereof shall be true and correct in all respects.

3.4    Fees.  The Administrative Agent shall have received for the benefit of each Lender that executes and delivers a counterpart of this Agreement (each such Lender, a “Consenting Lender”), a fee in an amount equal to (i) [***] payable to Bank of America, N.A., (ii) [***] payable to Wells Fargo Bank, National Association and (iii) [***] payable to Siemens Financial Services, Inc.

4.    Representations and Warranties.  Each Obligor hereby jointly and severally represents and warrants to Administrative Agent and Lenders, that

4.1    the execution, delivery and performance by the Obligors of this Agreement:

(a)    are within each Obligor’s corporate, limited liability company or partnership powers, as applicable, and have been duly authorized by all necessary corporate, limited liability company or partnership, as applicable, and, if required, equity holder action (including, without limitation, any action required to be taken by any class of directors or other governing body of any Obligor or any other Person, whether interested or disinterested, in order to ensure the due authorization of the execution, delivery and performance by the Obligors of this Agreement);

(b)    do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or other equity holders or any class of directors or other governing body, whether interested or disinterested, of any Obligor or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, or could not reasonably be expected to have a Material Adverse Effect,

2

(c)    will not violate any Sanctions and Applicable Law or any Organic Documents of any Obligor or any Restricted Subsidiary, or any order of any Governmental Authority,

(d)    will not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by any Obligor or any Restricted Subsidiary and

(e)     will not result in the creation or imposition of any Lien on any Property of any Obligor or any Restricted Subsidiary (other than the Liens created by the Loan Documents);

4.2    this Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

4.3    no Default or Event of Default (other than any Specified Default) has occurred and is continuing.

5.    Reaffirmation.  Each of the Obligors hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect. Each Obligor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.

6.    Miscellaneous.

6.1    Captions.  Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

6.2    Governing Law.  UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

6.3    Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

6.4    Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties and their respective successors and assigns.

3

6.5    References.  Any reference to the Loan Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

6.6    Loan Document.  This Agreement shall be deemed to be and shall constitute a Loan Document.

6.7    Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Loan Agreement. The Loan Agreement and each of the Loan Documents remain in full force and effect.

6.8    Entire Agreement.  This Agreement constitutes the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

6.9    Counterparts; Execution.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Administrative Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any signature, contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

KEY ENERGY SERVICES, INC.

By	/s/ J. Marshall Dodson
Name: J. Marshall Dodson Title: Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer

KEY ENERGY SERVICES, LLC.

By	/s/ J. Marshall Dodson
Name: J. Marshall Dodson Title: Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent and a Lender

By	/s/ Ajay Jagsi
Name: Ajay Jagsi Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ William M. Plough
Name: William M. Plough Title: Vice President

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By	/s/ Michael L. Zion
Name: Michael L. Zion Title: Vice President

By	/s/ John Finore
Name: John Finore Title: Vice President